Exhibit 99.1

Ocular Therapeutix, Inc. Settles Litigation with Mati Therapeutics, Inc.

BEDFORD, MASS. — (BUSINESS WIRE) — April 30, 2019 — Ocular Therapeutix, Inc. (NASDAQ:OCUL) a biopharmaceutical company focused on the formulation, development, and commercialization of innovative therapies for diseases and conditions of the eye, today announced that it has settled litigation with Mati Therapeutics, Inc., regarding alleged  infringement of U.S. Patent 7,922,702.  Both parties have dismissed all claims and counterclaims against each other in that litigation, which was pending in the United States District Court for the District of Delaware (Ocular Therapeutix, Inc. v. Mati Therapeutics, Inc., Case No. 1:18-cv-01991-MN).  Ocular had sought a declaration from the court that its first commercial drug product, DEXTENZA®, does not infringe Mati’s U.S. Patent 7,922,702.  Under the settlement, Mati did not grant a patent license.  Instead, both parties granted to each other a limited covenant not to sue regarding infringement by DEXTENZA, only as approved under New Drug Application number 208742.  As such, there were no financial considerations by either party.  All other terms of settlement are confidential.

About Ocular Therapeutix, Inc.

Ocular Therapeutix, Inc. is a biopharmaceutical company focused on the formulation, development, and commercialization of innovative therapies for diseases and conditions of the eye using its proprietary bioresorbable hydrogel-based formulation technology. Ocular Therapeutix’s first commercial drug product, DEXTENZA, is FDA-approved for the treatment of ocular pain following ophthalmic surgery. OTX-TP (intracanalicular travoprost insert) is an intracanalicular insert in Phase 3 clinical development for the reduction of intraocular pressure in patients with primary open-angle glaucoma and ocular hypertension. The Company’s earlier stage assets include OTX-TIC, an extended-delivery intracameral travoprost implant for the reduction of intraocular pressure in patients with glaucoma and ocular hypertension, as well as sustained release intravitreal implants for the treatment of retinal diseases. These intravitreal implants include OTX-TKI, containing a tyrosine kinase inhibitor (TKI), and, in collaboration with Regeneron, OTX-IVT, an extended-delivery protein-based anti-vascular endothelial growth factor (VEGF) trap. Ocular Therapeutix’s first product, ReSure® Sealant, is FDA-approved to seal corneal incisions following cataract surgery.

Forward Looking Statements

Any statements in this press release about future expectations, plans, and prospects for the Company, including the commercialization of DEXTENZA, ReSure Sealant or any of the Company’s product candidates, including the anticipated commercial launch of, and the receipt of reimbursement codes for, DEXTENZA; the development and regulatory status of the Company’s product candidates, such as the Company’s regulatory submissions for and the timing and conduct of, or implications of results from, clinical trials of DEXTENZA for the treatment of post-surgical ocular inflammation and the prospects for approvability of DEXTENZA for post-surgical ocular inflammation or any other indications, OTX-TP for the treatment of primary open-angle glaucoma and ocular hypertension, OTX-TIC for the treatment of primary open-angle glaucoma and ocular hypertension, OTX-TKI for the treatment of retinal diseases including wet AMD, and OTX-IVT as an extended-delivery formulation of the VEGF trap aflibercept for the treatment of retinal diseases including wet AMD; the Company’s post-approval studies of ReSure Sealant and the Company’s ongoing communications with the U.S. Food and Drug Administration regarding the warning letter the Company received regarding ReSure Sealant; the ongoing development of the Company’s extended-delivery hydrogel depot technology; the potential utility of any of the Company’s product candidates; the potential benefits and future operation of the collaboration with Regeneron Pharmaceuticals, including any potential future payments thereunder; the sufficiency of the Company’s cash resources and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to the timing and costs involved in commercializing DEXTENZA, ReSure Sealant or any product candidate that receives regulatory approval, including the conduct of post-approval studies, the ability to retain regulatory approval of DEXTENZA, ReSure Sealant or any product candidate that receives regulatory approval, the ability to obtain reimbursement codes for DEXTENZA, the initiation, timing and conduct of clinical trials, availability of data from clinical trials and expectations for regulatory submissions and approvals, the Company’s scientific approach and general development progress, the availability or commercial potential of the Company’s product candidates, the sufficiency of cash resources, the Company’s existing indebtedness, the ability of the Company’s creditors to accelerate the maturity of such indebtedness upon the occurrence of certain events of default, the outcome of the Company’s ongoing legal proceedings and need for additional financing or other actions and other factors discussed in the “Risk Factors” section contained in the Company’s quarterly and annual reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this release.

Investors

Ocular Therapeutix
Donald Notman
Chief Financial Officer
dnotman@ocutx.com

or

Westwicke, an ICR Company
Chris Brinzey, 339-970-2843
Managing Director

chris.brinzey@westwicke.com

Media
Ocular Therapeutix
Scott Corning
Senior Vice President, Commercial
scorning@ocutx.com